Exhibit 23.1

 Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of ArQule, Inc. of our report dated March 5, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in ArQule, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 16, 2018